Exhibit 8.1

September 13, 2024

Healthier Choices Management Corp
3800 North 28th Way
Hollywood, FL 33020

Attn: John Ollet

Chief Financial Officer

Ladies and Gentlemen:

We have acted as counsel to Healthier Choices Management Corp. (“Distributing”), in connection with the transactions contemplated by the Separation and Distribution Agreement (the “Separation Agreement”), dated as of December 11, 2023, by and between Distributing and Healthy Choice Wellness Corp., a wholly-owned subsidiary of Distributing (“Controlled”). At your request, we are rendering our opinion as to certain U.S. federal income tax consequences of the pro rata distribution by Distributing of all the outstanding shares of Controlled stock to the shareholders of Distributing (the “Distribution”). Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Officers’ Certificates provided to Cozen by Distributing, in each case, dated as of the date hereof and delivered to us in connection with this opinion letter (the “Representation Letter”). Any reference herein to any document shall include a reference to any exhibit, appendix, schedule or similar attachment thereto.

In providing our opinion, we have reviewed and relied upon: (i) the Separation Agreement; (ii) the Ancillary Agreements (as defined in the Separation Agreement), which include the Tax Matters Agreement, dated as of December 11, 2023, by and between Distributing and Controlled (such Ancillary Agreements, together with the Separation Agreement, the “Transaction Documents”); (iii) the Registration Statement on Form S-1 (including the information statement filed as an exhibit thereto) of Controlled filed with the U.S. Securities and Exchange Commission on October 27, 2023, as amended or supplemented through the date hereof and including any exhibit, appendix, schedule or similar attachment thereto (the “Registration Statement”); (iv) the Representation Letter; (v) the financial information relating to Distributing’s combined business operations provided to us; and (vi) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein, including information available to us from public sources or that has otherwise been reviewed by or discussed with us.

For purposes of the opinion set forth below, we have assumed, with your consent, that: (i) the statements and representations (which statements and representations we have neither investigated nor verified) contained in each of the Representation Letter, and the Transaction Documents are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the time of the Distribution; (ii) any such statement or representation that is qualified by knowledge, belief, intent, materiality or any comparable qualification, in each case, is and will be true, complete and correct as if made without such qualification; (iii) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us, and all natural persons are of legal capacity; (iv) the transactions contemplated by the Separation Agreement have been or will be consummated in accordance with the provisions thereof, without amendment, waiver or modification of any of the terms, covenants or conditions set forth therein; (v) each of Distributing and Controlled and their respective affiliates will treat and report the Distribution for U.S. federal income tax purposes in a manner consistent with the opinion set forth below, and will not take any tax position that is contrary thereto; (vi) the Registration Statement is true, complete and correct; and (vii) all applicable reporting requirements have been or will be satisfied. If any of the foregoing assumptions is untrue for any reason, or if the Distribution and certain related transactions are consummated in a manner that is different from the manner described in the Separation Agreement, the Representation Letter, the other Transaction Documents or the Registration Statement, then the continuing validity of our opinion as set forth herein may be adversely affected.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that, under presently applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder:

1.	No gain or loss should be recognized by, or be includible in the income of, a U.S. Holder of Distributing common stock as a result of the Distribution, except with respect to cash received in lieu of fractional shares of Controlled common stock.

2.	The aggregate tax basis of the Distributing common stock and Controlled common stock held by each U.S. Holder immediately after the Distribution should be the same as the aggregate tax basis of the Distributing common stock held by the U.S. Holder immediately before the Distribution, allocated between the Distributing common stock and Controlled common stock in proportion to their relative fair market values on the date of the Distribution; and

3.	The holding period of the Controlled Common Stock received by each U.S. Holder should include the holding period of their Distributing common stock, provided that such Distributing common stock is held as a capital asset on the date of the Distribution.

We express no opinion as to any issue or matter relating to the tax consequences of the transactions contemplated by the Separation Agreement, the Representation Letter, the other Transaction Documents or the Registration Statement, except as specifically set forth above. We express no opinion as to (i) any U.S. federal income tax consequences of the Distribution, except under the provisions of the Code expressly referred to above; (ii) any conditions existing at the time of, or resulting from, the Distribution that are not specifically covered above; (iii) any internal restructuring steps, transfers or transactions that occurred or will occur in connection with or in anticipation of the Distribution; (iv) non-arm’s length payments (if any) made in connection with the Distribution; or (v) any continuing transactions between Distributing and Controlled or any of their respective affiliates. We express no opinion as to any tax issue under any foreign, state or local tax law, or under any U.S. federal tax laws other than those pertaining to the income tax.

This opinion may not be applicable to shareholders of Distributing common stock who received their Distributing common stock pursuant to the exercise of employee stock options or otherwise as compensation. This opinion may not be applicable to shareholders of Distributing common stock who are not citizens or residents of the United States or who are otherwise foreign. Also, this opinion may not be applicable to shareholders of Distributing common stock who are subject to special treatment under the Code (such as insurance companies, financial institutions, dealers in securities, expatriates or tax-exempt organizations).

Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the IRS and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Distribution, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Distributing or any other person of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the transactions contemplated by the Separation Agreement. We consent to the prospectus discussion of our opinion in the Registration Statement, the reproduction of the opinion as an exhibit to the Registration Statement, and being named in the Registration Statement. We recommend that investors consult their own tax advisors or counsel, particularly with respect to the personal tax consequences of the investment which may vary for investors in different tax situations.

Very truly yours,

/s/ Cozen O’Connor P.C.

Cozen O’Connor P.C.